Exhibit 99.1

News Release
For Immediate Release

OccuLogix, dba TearLab Corporation, Reports Q3-09 Financial Results

San Diego, CA —November 12, 2009— OccuLogix, Inc., dba TearLab Corporation (Tearlab) (NASDAQ: TEAR; TSX: TLB) today reported its consolidated financial results for the quarter ended September 30, 2009.  All dollar amounts are expressed in U.S. currency, and results are reported in accordance with United States generally accepted accounting principles.

For the three months ended September 30, 2009, TearLab’s net revenues were $263,221 as compared to $96,849 in the prior quarter ended June 30, 2009 and $23,900 for the same period in 2008.  The Company’s loss for the three months ended September 30, 2009 was approximately $0.7 million, or $0.07 per share which is unchanged from the loss in the prior quarter ended June 30, 2009 and a loss of $2.3 million, or $1.00 per share for the same period in 2008.

For the nine months ended September 30, 2009, TearLab’s net revenues were $603,328 as compared to $158,300 for the same period in 2008.  The Company’s loss for the nine months ended September 30, 2009 was approximately $2.7 million, or $0.27 per share as compared to $7.1 million, or $3.10 per share for the same period in 2008.

As of September 30, 2009, TearLab had cash and cash equivalents and short-term investments of $1.0 million. In July and August, the Company was successful in completing a convertible debt financing that raised a total of $1.75 million which will provide sufficient funding to meet operational needs to the end of the year.

The TearLab Osmolarity System aids in the diagnosis of Dry Eye Disease, which affects over 100 million people worldwide. The company has launched TearLab in Europe, initially focusing on Germany, Italy, Spain and France. The European launch focuses on key opinion leaders conducting local clinical trials to generate local country data with the goal of increasing awareness. Data from these clinical trials will lend additional insights into clinical application of the TearLab Osmolarity System for physicians and aid in reimbursement efforts. The Company recently presented a poster at the American Academy of Ophthalmology and expects to be presenting the results of clinical trials at conferences and trade shows as well as publishing data in peer-reviewed journals.

The company recently received 510(k) clearance from the FDA which allows the TearLab Osmolarity System to be marketed in the U.S. to the limited number of physicians who practice in facilities that hold a CLIA Moderate or High Complexity certificate under the direction of a qualified laboratory director.  This is the first of two major milestones that are required for the company’s launch into the U.S. market.

The second major milestone, CLIA Waiver categorization expected in the first half of 2010 reduces the CLIA certification requirement to a much simpler level such that any of the 50,000 ophthalmologists or optometrists may qualify to perform the TearLab test under a CLIA Waiver certificate and would pave the way for wide-spread adoption.

 “We continue to be very excited about the future of our TearLab platform and are seeing increasing interest from our European and North American opinion leaders. We look forward to obtaining the CLIA waiver categorization and eagerly anticipate the widespread use of our platform once this regulatory milestone is achieved ” said Elias Vamvakas, TearLab’s Chairman & CEO.

About OccuLogix, Inc. dba TearLab Corporation
OccuLogix, Inc. dba TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award winning TearLab Osmolarity System. Headquartered in San Diego, CA, TearLab Corporation's common shares trade on the NASDAQ Capital Market under the symbol 'TEAR' and on the Toronto Stock Exchange under the symbol 'TLB'. TearLab is currently marketed globally in more than 17 countries including the U.S.

Forward-Looking Statements
This press release may contain forward-looking statements. These statements include statements regarding CLIA waiver categorization, the adequacy of our funding and the results of clinical trials.  These statements relate to future events and are subject to risks, uncertainties and assumptions about the Company. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. Many factors may cause our actual results to differ materially from any forward-looking statement, including the factors detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Forms 10-K and 10-Q. We do not undertake to update any forward-looking statements.

For Further Information Please Contact:
Investor Relations:	Media Inquiries:
Bill Dumencu	Tracy Puckett
TearLab Corporation	TearLab Corporation
905-636-0128	678-566-3829
bdumencu@tearlab.com	tpuckett@tearlab.com

OccuLogix, Inc. dba TearLab Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS
(expressed in U.S. dollars except number of shares)

	Three months ended September 30,
	2009	2008
Revenue
TearLab	$263,221	$—
Retina	—	23,900
Total revenue	263,221	23,900
Cost of goods sold
TearLab - product cost	138,832	—
Retina - product cost	—	1,945
Total cost of goods sold	138,832	1,945
Gross profit	124,389	21,955
Operating expenses
Amortization of intangible assets	303,631	317,377
General and administrative	566,435	630,453
Clinical, regulatory and research & development	228,796	671,612
Sales and marketing	117,381	218,895
Restructuring charges	—	74,128
Total operating expenses	1,216,243	1,912,465
Loss from continuing operations	(1,091,854)	(1,890,510)
Other income (expenses)
Interest income	8	17,946
Changes in fair value of warrant obligation	12,639	—
Gain (impairment) of investments	—	(68,281)
Interest expense	(40,752)	(169,540)
Amortization of deferred finance charges, warrants & beneficial conversion values	(135,245)	(48,000)
Other	(17,820)	131,655
Total other income	(181,170)	(136,220)
Loss from continuing operations before income taxes	(1,273,024)	(2,026,730)
Income tax recovery (expense)	618,371	(1,649,632)
Net loss for the period	(654,653)	(3,676,362)
Net loss attributable to non-controlling interest, net of tax	—	1,393,410
Net loss attributable to OccuLogix, Inc.	$(654,653)	$(2,282,952)
Weighted average number of shares outstanding – basic and diluted	9,866,685	2,292,280
Loss per common share attributable to OccuLogix, Inc – basic and diluted	$(0.07)	$(1.00)

OccuLogix, Inc. dba TearLab Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS
(expressed in U.S. dollars except number of shares)

	Nine months ended September 30,
	2009	2008
Revenue
TearLab	$603,328	$—
Retina	—	158,300
Total revenue	603,328	158,300
Cost of goods sold
TearLab - product cost	388,648	—
Retina - product cost	—	26,501
Total cost of goods sold	388,648	26,501
Gross profit	214,680	131,799
Operating expenses
Amortization of intangible assets	910,892	903,399
General and administrative	2,459,766	2,914,487
Clinical, regulatory and research & development	867,727	2,502,792
Sales and marketing	500,235	629,337
Restructuring charges	—	1,029,646
Total operating expenses	4,738,620	7,979,661
Loss from continuing operations	(4,523,940)	(7,847,862)
Other income (expenses)
Interest income	2,277	68,495
Changes in fair value of warrant obligation	44,076	(68,281)
Gain (impairment) of investments	—	(450,072)
Interest expense	(40,752)	(305,256)
Amortization of deferred finance charges, warrants & beneficial conversion values	(135,245)	(180,000)
Other	7,749	151,893
Total other income	(121,895)	(783,221)
Loss from continuing operations before income taxes	(4,645,835)	(8,631,083)
Income tax recovery (expense)	1,967,583	(430,465)
Net loss for the period	(2,678,252)	(9,061,548)
Net loss attributable to non-controlling interest, net of tax	—	1,964,540
Net loss attributable to OccuLogix, Inc.	$(2,678,252)	$(7,097,008)
Weighted average number of shares outstanding – basic and diluted	9,851,122	2,292,280
Loss per common share attributable to OccuLogix, Inc – basic and diluted	$(0.27)	$(3.10)

OccuLogix, Inc. dba TearLab Corporation

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$967,389	$2,565,277
Accounts receivable, net	92,307	333,056
Inventory, net	195,613	148,201
Prepaid expenses	293,565	316,058
Deferred finance charges	28,107	—
Other current assets	37,216	21,680
Total current assets	1,614,197	3,384,272
Fixed assets, net	156,046	183,384
Patents and trademarks, net	246,969	269,398
Intangible assets, net	8,657,131	9,568,023
Total assets	$10,674,343	$13,405,077

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$248,669	$314,680
Accrued liabilities	888,543	1,201,793
Due to stockholders	38,422	23,152
Deferred revenue	169,340	237,400
Obligations under warrants	13,590	57,666
Short-term liabilities and accrued interest	1,031,061	—
Total current liabilities	2,389,625	1,834,691
Deferred tax liability, net	—	1,611,502
Total liabilities	2,389,625	3,446,193
Commitments and contingencies

Contingently redeemable common stock, 119,629 shares issued and outstanding at both September 30, 2009 and December 31, 2008	250,000	250,000
Stockholders’ equity
Capital stock
Preferred Stock	—	—
Par value of $0.001 per share; authorized 10,000,000: zero issued and outstanding at both December 31, 2008 and 2007
Common stock	9,747	9,708
Par value of $0.001 per share;
Authorized: 40,000,000 shares; Issued and outstanding shares:
Issued and outstanding: September 30, 2009 – 9,747,056; December 31, 2008 – 9,708,780
Additional paid-in capital	378,360,594	377,356,547
Accumulated deficit	(370,335,623)	(367,657,371)
Total stockholders’ equity	8,034,718	9,708,884
	$10,674,343	$13,405,077